Exhibit 99.1

Investor Presentation September 2021

DISCLAIMER

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL. THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION.

This presentation is exclusively for the benefit and internal use of the recipient and solely as a preliminary basis for discussion. This presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between MCAP Acquisition Corporation ("MCAP") and AdTheorent, Inc. (the "Company" or "A\T") and related transactions (the "Proposed Business Combination") and for no other purpose.

This presentation is strictly confidential and may not be reproduced, summarized or disclosed, in whole or in part, without the prior written authorization of AdTheorent. This disclaimer and the requirement for strict confidentiality shall apply without prejudice to any other confidentiality obligations to which you are subject. By accepting this presentation, you hereby agree to be bound by and comply with the restrictions contained herein. By accepting and/or by reading this presentation, the recipient agrees and undertakes towards the Company that it will not, and will cause its directors, officers, employees, representatives, advisors and consultants (the "Representatives") not to, disclose any type of information relating to the Company and that it shall, and shall cause its Representatives to, return this presentation together with any copies to the Company, if requested. This presentation does not purport to be comprehensive or all-inclusive and it is wholly indicative and for information purposes only. It does not purport to contain all of the information that may be required to make a full analysis of AdTheorent or the Proposed Business Combination. It is not intended to form any basis of any investment decision or any other decision in respect to the Proposed Business Combination.

This presentation is based on information which have not been independently verified and which may have not been audited. Any estimates and projections contained herein involve significant elements of subjective judgment and analysis, which may or may not be correct. To the fullest extent permitted by law, in no circumstances will MCAP and AdTheorent, or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents provide any guarantee or warranty (express or implied) or assume any responsibility with respect to the authenticity, origin, validity, accuracy or completeness of the information and data contained herein or assume any obligation for damages, losses or costs (including, without limitation, any direct or consequential losses or losses of profits) resulting from any errors or omissions in this presentation, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Changes and events occurring after the date hereof may, therefore, affect the validity of the information, data and/or conclusions contained in this presentation and MCAP and AdTheorent assume no obligation to update and/or revise this presentation or the information and data upon which it has been based. You should not consider any information in this presentation to be legal, accounting, investment, business, tax or accounting advice or a recommendation. You should consult your own attorney, accountant, business advisor and tax advisor for legal, investment, business and tax advice regarding any of the proposed transactions presented in this presentation.

Forward-looking Statements

This presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Business Combination, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by AdTheorent and the markets in which it operates, and AdTheorent's projected future results. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against MCAP, AdTheorent, the combined company or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Proposed Business Combination due to the failure to obtain approval of the shareholders of MCAP, to obtain financing to complete the Proposed Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Proposed Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Proposed Business Combination; (6) the risk that the Proposed Business Combination disrupts current plans and operations of MCAP or AdTheorent as a result of the announcement and consummation of the Proposed Business Combination; (7) the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Proposed Business Combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Proposed Business Combination; (10) the possibility that MCAP, AdTheorent or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on AdTheorent's business and/or the ability of the parties to complete the Proposed Business Combination; (12) AdTheorent's estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in MCAP's final prospectus relating to its initial public offering dated February 25, 2021. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of MCAP's Form S-1, Quarterly Reports on Form 10-Q, and other documents filed by MCAP from time to time with the U.S. Securities and Exchange Commission (the "SEC") and the registration statement on Form S-4 and proxy statement/prospectus discussed below. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AdTheorent and MCAP assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither AdTheorent nor MCAP gives any assurance that either AdTheorent or MCAP will achieve its expectations.

Confidential | Page 2

DISCLAIMER

Additional Information and Where to Find It
MCAP has filed with the SEC a registration statement on Form S-4 that includes a proxy statement and prospectus of MCAP, which has not yet become effective. The definitive proxy statement/prospectus will be sent to all MCAP stockholders as of a record date to be established for voting on the Proposed Business Combination and other matters as may be described in the registration statement. MCAP and AdTheorent also will file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of MCAP are urged to carefully read the entire registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC, as well as any amendments or supplements to these documents, in connection with the Proposed Business Combination as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by MCAP or AdTheorent through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by MCAP may be obtained free of charge from MCAP's website at https://www.mcapacquisitioncorp.com/ or by written request to MCAP at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606 and the documents filed by AdTheorent may be obtained free of charge from AdTheorent's website at https://www.adtheorent.com/ or by written request to AdTheorent at 330 Hudson St, New York, NY 10013.

Participants in Solicitation
MCAP and AdTheorent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MCAP's stockholders in connection with the Proposed Business Combination. Information about MCAP's directors and executive officers and their ownership of MCAP's securities is set forth in MCAP's filings with the SEC, including MCAP's final prospectus relating to its initial public offering dated February 25, 2021. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction, when available.

Industry and Market Data
This presentation has been prepared by AdTheorent and MCAP and includes market data and other statistical information from sources believed by AdTheorent and MCAP to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of AdTheorent or MCAP, which in each case are derived from its review of internal sources as well as the independent sources described above. Although AdTheorent and MCAP believe these sources are reliable, AdTheorent and MCAP have not independently verified the information and cannot guarantee its accuracy and completeness.

Financial Information; Non-GAAP Financial Measures
The historical financial information and data contained in this presentation is unaudited, based on draft statutory accounts, does not conform to Regulation S-X, and is subject to PCAOB audit. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the final registration statement to be filed with the SEC and the definitive proxy statement/prospectus contained therein. Some of the financial information and data contained in this presentation, such as EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA Margin, has not been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EBITDA is defined as loss after tax from continuing operations, before income tax credit, finance income, finance costs, depreciation, amortization, share-based payment charges and exceptional items. EBITDA margin is defined as EBITDA divided by revenue. For a detailed reconciliation of Adjusted EBITDA to EBITDA, see the appendix in this presentation. AdTheorent believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AdTheorent's financial condition and results of operations. AdTheorent's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. AdTheorent and MCAP believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing AdTheorent's financial condition and results of operations with other similar companies, many of which present similar non-GAAP financial measures to investors. However, other companies may calculate their non-GAAP measures differently, and therefore the non-GAAP measures in this presentation not be directly comparable to similarly titled measures of other companies. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in AdTheorent's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded and included in determining these non-GAAP financial measures. A reconciliation of non-GAAP financial measures in this presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, AdTheorent is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these non-GAAP financial measures.

No Offer or Solicitation
This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Use of Projections
Any financial information in this presentation (including specifically the projections) that are forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond AdTheorent's and MCAP's control. While such information and projections are necessarily speculative, AdTheorent and MCAP believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. All subsequent written and oral forward-looking statements concerning AdTheorent and MCAP, the proposed transactions or other matters and attributable to AdTheorent and MCAP or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Trademarks
This presentation contains trademarks, service marks, trade names and copyrights of AdTheorent, MCAP and other companies, which are the property of their respective owners.

Confidential | Page 3

Page 4 Confidential | Page 4 Today’s Presenters MCAP Acquisition Corp. Ted Koenig, CEO, Director and Chairman of the Board Jim Lawson , CEO & Board Member Bill Todd , Chief Revenue Officer Chuck Jordan, Chief Financial Officer Zia Uddin, CFA, CPA – Co - President Franklin Street Equity Partners, Inc. Mark Solovy, Co - President Andrew Anderson , Chief Technology Officer

Page 5 Confidential | Page 5 MCAP – A Catalyst for Growth Commitment to AdTheorent Sector Expertise Leading Investment Platform • Monroe has been an incumbent lender since H.I.G. Growth’s investment in December 2016 • In addition, Monroe has a minority equity co - invest position in AdTheorent representing ~2.5% fully - diluted ownership • Monroe Capital has invested over $6.1 billion in 330 software, tech - enabled and business services companies from Monroe Capital’s formation in 2004 through March 31, 2021 • MCAP is sponsored by an affiliate of Monroe Capital, a leading asset management firm with approximately $10.3 billion in assets under management as of July 1 , 2021 • Monroe Capital’s investment professionals have invested in over 1,450 loans and related investments in an aggregate amount of $21.5 billion from Monroe Capital’s formation in 2004 through March 31, 2021 Source: CapitalIQ Data as of 4/7/2021. (1) Past performance is not indicative of future success. (2) Based on fully diluted EV of $1.9B, as of December 31, 2020. Thunder Bridge I June 2018 $258mm IPO July 2019 NASDAQ: RPAY $653mm EV >200% EV Growth Since IPO 2 Acquired Thunder Bridge II August 2019 NASDAQ: THBR $345mm IPO Announced June 2021 NASDAQ: INDI Successful SPAC Co - sponsor 1 Selected Investments

Page 6 Confidential | Page 6 Attractive Valuation MCAP Investment Highlights – Why We Are Excited Massive Digital Media Spend with Continued Growth on the Horizon Purpose - Built Platform for Performance with Machine Learning at its Core Well Positioned to Capitalize on Evolving Privacy Trends Attractive Growth Opportunities Including CTV Enabled by Our Technology Platform Accelerating Financial Performance with Growth and Profitability Experienced Team at the Forefront of Innovation within Adtech 2 6 5 3 4 1 7

Page 7 Confidential | Page 7 Company Overview

Page 8 Confidential | Page 8 AdTheorent at a Glance Differentiated & Strategically Advantageous Privacy - Forward Approach to Data PURPOSE - BUILT PLATFORM POWERED BY AI/ML AT ITS CORE Positioned to Capture Growing Share in Rapidly Emerging Channels Such as CTV TAM $ $ $ Massive $171BN 1 Digital Media Market, Growing Rapidly Only Public DSP Primarily Engineered Specifically to Maximize Campaign Performance Sources: Winterberry Group. (1) Represents U.S. market estimates in 2021. Solutions Catered to Verticals - Important to Brands

Page 9 Confidential | Page 9 Digital Media Spending is Poised for Exceptional Growth Driven by Programmatic Sources: Winterberry Group. (1) Represents U.S. market estimates in 2021. Digital Media Spending $ 171 BN 1 Programmatic Digital Media Spending: $90BN 1 A \ T’s SAM : $13BN 1 Programmatic Digital Media Spend in U.S. Performance - oriented programmatic spend in 2021 CAGR: 17.6% CAGR: 14.4% $73.7 $90.2 $107.3 $124.5 $141.0 2020 2021 2022 2023 2024 ($ in Bn)

Page 10 Confidential | Page 10 Want to place compelling ads in front of potential customers: Programmatic Ecosystem Helps Advertisers Effectively Scale Campaigns DMP Advertisers Demand Side Platform (DSP) Ad Exchange/ Supply Side Platform (SSP) Publishers Consumers Mobile Desktop CTV Audio Automates the planning, execution and measurement of ad campaigns – connecting publisher ad space to advertisers seeking media for their advertisements Help publishers monetize their inventory by making it available through exchanges / marketplaces connected to DSPs Own or operate digital media properties such as websites, applications and CTV channels – maximizing yield of advertising inventory AdTheorent is a leading programmatic DSP operating in the open internet.

Page 11 Confidential | Page 11 2. Segment - Based Audiences THE TWO MOST PREVALENT AD TARGETING METHODS OUR COMPETITORS RELY ON: 1. Cookie - Based Retargeting RETARGETING DISADVANTAGES Dependent on Personal Browsing Data and Personal Interests BUY NOW! Targeted With The Same Ads For Weeks Google, and other major browsers, phasing out third - party tracking cookies Apple’s new operating system requires user opt - in to sharing mobile advertising ID Underperforms relative to A \ T’s predictive advertising Relies on stale, “black box” and unknown data which is often inaccurate Often relies on cookies, always relies on 1:1 data Target: “Home Improvement Enthusiasts” AUDIENCE DISADVANTAGES PURCHASE The De Facto Methods of Ad Targeting are Outdated, Less Effective, More Expensive and Out of Step with Privacy Trends

Page 12 Confidential | Page 12 With Machine Learning at its core , AdTheorent’s platform delivers real - world value for advertisers and marketers. IS A MACHINE LEARNING PLATFORM FOR ADVERTISING AdTheorent’s capabilities enable it to find consumers with the highest likelihood of completing customer - desired actions including online sales / actions, real - world visitation and sales lift, making it the only public DSP specifically built to drive performance as measured by customer KPIs. Performance - First Programmatic Marketing Platform for the World's Top Brands

ADTHEORENT

AdTheorent's Platform Drives Industry-Leading Performance Using Machine Learning Models and Non-Sensitive Data Signals

AdTheorent machine learning models leverage available digital signals to optimize digital advertising performance - all without the need for personally identifiable data.

200+ DATA ATTRIBUTES



97
PREDICTIVE SCORE
PUBLISHER
Chicago Tribune
PAGE URL
https://chicagotribune.com
AD POSITION
1
BROWSER NAME
Chrome
DEVICE MAKE
Pixel 3
OPERATING SYSTEM
Android Pie
CITY
Chicago
Lat/long
41.87818 N, 87.62982W
TEMPERATURE
64°



New patient registration
Retail foot traffic
Insurance applications
Vehicle sales lift
Coupon downloads
CPG online sales

Confidential | Page 13

Page 14 Confidential | Page 14 Platform Models Operate on a Massive Scale Our platform models evaluate 1 million+ impressions per second based on 200+ data attributes – identifying data correlations among conversions – and optimizing targeting based on each impression’s predictive score. OUR PLATFORM EVALUATES AND ASSIGNS PREDICTIVE SCORES TO Impressions Each Second Impressions Each Day 1 Million+ 87 Billion+ We bid on <0.1% of impressions we evaluate

Page 15 Confidential | Page 15 ADTHEORENT DOES NOT USE Names Financial Information Health Information Biometric Record Employment Status Email Addresses AdTheorent’s Platform Is Well - Aligned With Demand for Privacy - Compliant Solutions… …and is Poised to Benefit From Increased Privacy Trends • Google and Apple are leading initiatives to make individual IDs (Cookies and Device IDs) Less Available for Ad - Targeting • There are several parallel industry initiatives to facilitate privacy - first media buying with API - based approaches • Other industry efforts to replace cookies with Unified IDs will allow the industry to leverage a form of 1:1 cookie/user ID replacement, but with more limits OTHER INDUSTRY PLAYERS ARE DEVELOPING USER ID ALTERNATIVES TO MAINTAIN THEIR BUSINESS MODELS. ADTHEORENT WAS BUILT AROUND PRIVACY - FORWARD SOLUTIONS AND DOES NOT RELY ON 1:1 TARGETING METHODS. HIPAA COMPLIANT CCPA & GDPR COMPLIANT FLA COMPLIANT Privacy - Forward Solution Well Positioned in Privacy - Centric Environment Pharmaceuticals Insurance Government Financial Services

Page 16 Confidential | Page 16 Company Performance Centric Privacy Focused Core AI / ML Platform Major Agency Holdco Customer Base Brand Direct Custom Vertical Solutions AdTheorent’s Differentiated AI / ML Solutions Yield Significant Competitive Strengths Core Capability Complementary Capability Limited Capability Not Offered Source: AdTheorent Management.

Page 17 Confidential | Page 17 Why Advertisers Choose AdTheorent High Value Site Actions New Leads Online Sales Qualified Site Traffic Customer Acquisition Ability to Drive Complex KPIs Award - Winning Technology Platform 1 Custom Verticalized Solutions Data Science Expertise 35 Technologists 22 Data Scientists/Analysts 31 Campaign Optimization Specialists AdTheorent data scientists have deep experience using ML tools such as Python, R., Scala and Spark to build and manage over 1,000 individual ML models at any given moment to drive high - quality performance Unique solutions that drive real world outcomes specific to each industry vertical, allowing advertisers to easily understand ROI of their marketing investments (1) As of June 30, 2021.

Page 18 Confidential | Page 18 AdTheorent Works with the Most Sophisticated Advertisers in the World Healthcare & Pharma (25% of LTM Q2 ’21 Revenue) Travel & Hospitality Dining & QSR Retail Government, Education & Non - Profit Financial Services (BFSI) (21% of LTM Q2 ’21 Revenue) Average Client Spend (>$500K) ($ in Thousands ) Growing Number of High Value Clients Highly Regulated Verticals 22 32 51 63 LTM Q 2 '15 LTM Q 2 '17 LTM Q 2 '19 LTM Q 2 '21 > $5 0 0 K Acti v e Customers: 1 11 1 95 2 70 28 7 $946 $1,649 $1,872 $1,913 2014 2016 2018 2020 Capture Spend: 55% 76% 73% 73%

ADTHEORENT

Client Case Study – Fortune 500 Global Pharmaceutical Brand

Situation and Solution

- **Situation:** Client sought to increase brand awareness and equip condition sufferers to talk with their doctor about treatment. The brand partnered with AdTheorent to drive patients to their site to ultimately increase new patient starts.
- **Solution:** AdTheorent leveraged a two-pronged approach using predictive targeting and third-party pharmaceutical audience segments[1], developing custom ML models that identified condition sufferers with the highest likelihood of completing various actions on the brand site.



Key Highlights

- AdTheorent drove 5K incremental patient starts during the COVID-19 Pandemic

Outperforming 3P pharma **segments benchmarks by 26X**

4X Outperformance of Client's **CPA Benchmark**

Drove Approximately **5K customer conversions**

100%+ YoY Growth In Client Wallet Share in 2020

Brand Revenue Spend Over Time


Revenue CAGR: 80%
100%
140%
383%
733%
848%
1694%
LTM Q2 '16
LTM Q2 '17
LTM Q2 '18
LTM Q2 '19
LTM Q2 '20
LTM Q2 '21

Confidential | Page 19

Note: For illustrative purposes only, may not represent a typical case.
(1) Refers to third party audience segments licensed from Symphony Health Solutions Corporation and Crossix Solutions, Inc.

Page 20 Confidential | Page 20 Purpose Built Platform For Performance and Privacy Privacy - Forward and Performance - Focused Purpose Built • Founded to help target mobile - cookies were unavailable • Purpose built as performance - based platform with focus on core AI/ML decisioning and privacy benefits • Primarily partnered with large holding company a gencies Future Growth • Greatly diversified customer base including Brand Direct clients and non - affiliated agencies representing 74% of revenues in 1H’2021 • Platform outperforms traditional DSPs and is truly omnichannel including desktop, video, CTV • Foundational advantage with regulated verticals such as Health Care/Pharma and Banking/Financial Services • Further invest in verticalized solutions and capability differentiation as the need for performance and privacy across verticals increases • Scaling high growth channels such as CTV • Capture additional “upper funnel” advertiser budgets as means of augmenting data available to drive lower - funnel conversion activity International Expansion CTV Desktop Video Mobile 2012 Today Mobile 2021 Onwards

AdTheorent's Positioned to Capture Large CTV Opportunity

Fastest Growing Programmatic Channel

- CTV consumption is growing rapidly, fueled by both the rise of cord cutting and the pandemic

Advertisers Increasing Focus on CTV Spending

- CTV continues to take share from linear TV, accelerated by consumers' desire to balance subscription spend with free, ad-supported streaming programs

Using Machine Learning to Drive CTV Performance

- AdTheorent's robust machine learning capabilities are well-suited to drive real world results on CTV, positioning the company to capture an increased share of media budgets

AdTheorent outpacing fastest growing programmatic channel market growth in 2021

U.S. CTV Advertising Spend

($ in Billions)



CAGR: 23%
$8.1B
$11.4B
$14.1B
$16.3B
$18.3B
2020E
2021E
2022E
2023E
2024E

AdTheorent CTV Revenue Growth



146%
243%
2020A
2021P

Confidential | Page 21

Source: eMarketer, DoubleVerify (2020), IAB (2020), Pixalate (2020), Winterberry Group analysis of Captify's Addressable Market sizing (2021)
Note: Company projections as of May 2021.

Page 22 Confidential | Page 22 Exceptional Momentum in 1H 2021 50%+ Partnership Commitment Increase Strong 1H 2021A YoY Performance 90%+ Brand Direct Sales Growth 70%+ Bookings Growth 300%+ CTV Growth 60%+ Video Growth (1) Metric is calculated as revenue less platform operations plus other platform operations. YOY Gross Billing less TAC Growth 1 27% 34% 94% Q4 2020A Q1 2021A Q2 2021A YOY Adjusted EBITDA Growth 54% 118% 659% Q4 2020A Q1 2021A Q2 2021A

Page 23 Confidential | Page 23 Growth Strategy

Page 24 Confidential | Page 24 Inorganic Opportunities Organic Growth Early Stages of CTV/Video Opportunity Increased Investment in Direct Access Land and Expand, Expand Into New Verticals and Brand Direct Sales International Market Expansion Acquisition of New Services and Products AdTheorent is Poised to Outpace Robust Projected Market Growth 18% ’20 - ’24 U.S. Programmatic Spending CAGR 28% ’20A - ’23P AdTheorent Gross Billing less TAC CAGR Source: Winterberry Group

Page 25 Confidential | Page 25 AdTheorent’s Connected TV Solution $14.2M $20.4M $26.5M $3.1M $10.6M $15.5M $23.5M $37.1M 2019A 2020A 2021P Video Revenue CTV Revenue AdTheorent Video and CTV Revenue ($ in Millions) $27.6B $33.5B $39.0B $45.1B $51.1B $8.1B $11.4B $14.1B $16.3B $18.3B $35.7B $44.9B $53.1B $61.5B $69.4B 2020E 2021E 2022E 2023E 2024E U.S. Video and CTV Advertising Spend 1 ($ in Billions) U.S. Connected TV (CTV) Advertising Spend U.S. Video Advertising Spend VIDEO & CTV – % of TOTAL REVENUE 25% 13% 19% +52% +58% ADTHEORENT’S CONNECTED TV DIFFERENTIATORS: • Retargeting through the CEM and third - party data targeting • Multiple partners allow for diverse premium content • Real World Outcomes tied to CTV • CTV and Video are fully integrated into verticalized and full - funnel offerings DEVICE TYPES Gaming Consoles Set – Top Boxes Smart TVs YOY Growth (1) Per eMarketer . Note: Company projections as of May 2021.

ADTHEORENT

Accelerate Rollout of Recently Launched Direct Access to Capture a Massive Incremental Market Opportunity

Direct Access Offers Advertisers a New Method to Access A\T's Industry-Leading Platform

Developed from the ground up by traders, for traders, the A\T platform delivers ML-powered performance while automating tasks and optimizing workflows – making trading more efficient.

KEY BENEFITS

- Self-Service Offering
- Fully Transparent
- Operationalized ML Model Deployment
- Data Science as a Service (DSaaS)
- Optimal KPI Performance
- Automated Cost Optimization
- Automated Workflows
- Consultation with Campaign Management Experts

Confidential | Page 26

Proven Ability to Land and Expand Into New Verticals and with Blue Chip Clients

- We will **continue to scale Healthcare/Pharma** (AdTheorentRX) and BFSI solutions, **capitalizing on unique advantages related to AdTheorent privacy-friendly data practices** and **targeting/ modeling protocols which comply with industry regulations and brand model governance**
- Dedicated Vertical Solutions Team will deliver more unique solutions to expand growing verticals:
  - **Auto** – first to market Audience Validation solution and proprietary Keyword RTS Targeting
  - **Entertainment** – suite of products featuring ACR/Viewership data and measurement integrations
  - **CPG** – SKU level sales lift solution; sales data powering ML model optimizations

Total Spend by Vertical


2015
2016
2017
2018
2019
2020
2021P
CAGR: 74%
CAGR: 48%
Healthcare/Pharma
BFSI

Demonstrated Revenue Growth


2018
2019
2020
CAGR: 429%
CAGR: 322%
CAGR: 107%
Finance Client #1
Pharmaceutical Client #1
Finance Client #2

Recent Wins

F100 Beverage Company	National Financial Services Provider	F100 CPG Company
National Retailer	Int'l Pharma Company	F500 QSR Brand

Why Are More Brands Expanding With AdTheorent?

1. AdTheorent Delivers Measurable Value
2. AdTheorent Addresses Tough KPIs
3. AdTheorent Has a Wide Range of Verticalized Solutions

Confidential | Page 27

Note: Company projections as of May 2021.

Significant Opportunities to Grow Beyond Core and Expand Addressable Market

International Expansion

~$48Bn
Programmatic Digital Spend in Europe in 2024E

17%+
2020 – 2024E CAGR

30%+
Digital Video
2020 – 2024E CAGR

M&A Opportunities

- Proprietary Data Providers
- Technology Tuck-ins (DSP / Analytics)
- Private Marketplaces
- Managed Service Providers

Confidential | Page 28 Sources: Winterberry Group

Page 29 Confidential | Page 29 Financial Overview

Page 30 Confidential | Page 30 Financial Highlights 1 2 3 4 Track record of growth – revenue has nearly doubled since 2017 Demonstrated operating leverage – Adj. EBITDA growth outpacing Gross Billing less TAC Resilient business model with key verticals growing a combined 30% in 2020 Capital efficient, strong cash flow conversion to fund continued growth 28% Gross Billing less TAC CAGR 12 (2021P – 2023P) 62% Gross Billing less TAC Growth 12 (1H 2021A) $1.8M+ Average Client Spend (LTM Q2 2021) 258 # of Employees (Q2 2021) $106.2M Gross Billing less TAC 12 (2021G) 4 $83.3M Gross Profit (2021P) $30.7M Adj. EBITDA 2 (2021P) 30% Adjusted EBITDA 2 3 Margin (2021P) ~$569K Revenue per Employee (LTM Q2 2021) Note: Sources: 2017 and 2018 unaudited financials; 2019, 2020 and TTM Q2’21 audited financials per S - 4 filed August 2021 and pro jected financials per management as of May 2021. (1) Metric is calculated as revenue less platform operations plus other platform operations. (2) Gross Billing less TAC, EBITDA and Adj. EBITDA are non - GAAP financial measures. See appendix for reconciliation. (3) Calculated on a Gross Billing less TAC basis. (4) Per management updated guidance as of August 2021.

Proven Track Record of Growth and Profitability

"Rule of 50+" Business

- Unique combination of strong growth and profitability at scale

Sustainable Organic Growth

- Customer KPIs underpinning forecast
- Multiple drivers of additional upside beyond plan
- Ability to exceed 17.6% programmatic market growth

Scalable Business Model

- Targeted investments in marketing and technology to support future growth
- Increased G&A driven by public company expenses



Gross Billing less TAC1
($ in Millions)
YoY Growth
32.2%
15.9%
1.7%
29.5%
28.0%
27.4%
'17A-'23P CAGR: 22.0%
'20A-'23P CAGR: 28.3%
$50.7
$67.0
$77.7
$79.0
$102.4 4
$131.1
$167.0
2017A
2018A
2019A
2020A
2021P
2022P
2023P



Adj. EBITDA2 3
($ in Millions)
Margin3
28.3%
30.2%
34.9%
31.5%
29.9%
27.9%
31.1%
'17A-'23P CAGR: 23.9%
'20A-'23P CAGR: 27.8%
$14.4
$20.3
$27.1
$24.9
$30.6
$36.6
$51.9
2017A
2018A
2019A
2020A
2021P
2022P
2023P

Confidential | Page 31

Source: Sources: 2017 and 2018 unaudited financials; 2019, 2020 and TTM Q2'21 audited financials per S-4 filed August 2021 and projected financials per management as of May 2021.
(1) Metric is calculated as revenue less platform operations plus other platform operations.
(2) Gross Billing less TAC, EBITDA and Adj. EBITDA are non-GAAP financial measures. See appendix for reconciliation.
(3) Calculated on a Gross Billing less TAC basis.
(4) Revised guidance of $106.4M provided as of August 2021.

ADTHEORENT

Historical and Projected Financial Summary

($ in Thousands)	2017A	2018A	2019A	2020A	2021P	2022P	2023P	2021G[4]
	Annual P&L							
Revenue	**$83,093**	**$106,877**	**$120,406**	**$121,015**	**$157,713**	**$201,091**	**$252,960**	**$161,600**
% Growth		*29%*	*13%*	*1%*	*30%*	*28%*	*26%*	*34%*
Gross Billing Less TAC[1]	**$50,727**	**$67,047**	**$77,710**	**$79,031**	**$102,362**	**$131,054**	**$167,020**	**$106,200**
% Growth		*32%*	*16%*	*2%*	*30%*	*28%*	*27%*	*34%*
Platform Operations	$44,554	$54,492	$59,691	$59,458	$77,594	$97,231	$118,481	
Sales & Marketing	27,262	30,367	31,119	31,608	40,072	48,959	59,514	
Technology & Development	5,263	6,817	8,052	9,709	9,914	13,140	15,610	
General & Administrative	8,257	10,725	7,918	8,126	13,972	21,019	23,459	
EBIT	**($2,242)**	**$4,476**	**$13,626**	**$12,114**	**$16,160**	**$20,742**	**$35,896**	
EBITDA	**$7,453**	**$15,151**	**$21,026**	**$20,894**	**$17,429[3]**	**$28,566**	**$43,907**	
EBITDA Margin [2]	*15%*	*23%*	*27%*	*26%*	*17%*	*22%*	*26%*	
Non-cash Stock Compensation Adjustment	$208	$490	$776	$657	$4,488	$8,000	$8,000	
Other Adjustments	$6,724	$4,618	$5,308	$3,332	$8,731	–	–	
Adjusted EBITDA	**$14,385**	**$20,258**	**$27,110**	**$24,883**	**$30,648**	**$36,566**	**$51,907**	
Adj. EBITDA Margin [2]	*28.4%*	*30.2%*	*34.9%*	*31.5%*	*29.9%*	*27.9%*	*31.1%*	

Projected financials per management as of May 2021; to be updated per guidance in the upcoming earnings periods.

2022P Adjusted EBITDA Margin decline: (1) Hiring continues to ramp, (2) Full year public company costs, including D&O Insurance, and (3) an increase in forecasted marketing spend

Sources: 2017 and 2018 unaudited financials; 2019 and 2020 audited financials per S-4 filed Aug 2021 and projected financials per management as of May 2021.
(1) Metric is calculated as revenue less platform operations plus other platform operations.
(2) Gross Billing less TAC, EBITDA and Adj. EBITDA are non-GAAP financial measures. See appendix for reconciliation.
(3) Includes estimated transaction costs and a lease termination fee.
(4) Updated guidance per management as of August 2021.

Confidential | Page 32

Page 33 Confidential | Page 33 Transaction Overview

Transaction Overview

Sources of Funds

Sources	
SPAC Cash in Trust[1]	$316
PIPE Investment	122
SPAC Shares to Company[2]	584
Additional Debt Financing	-
Cash on Balance Sheet	3.5
Total Sources of Financing	**$1,026**

Uses of Funds

Uses	
Cash to the Balance Sheet	$214
Debt Repayment	26
Cash Consideration[2]	162
SPAC Shares to Company	584
Transaction Costs	40
Total Uses of Financing	**$1,026**

Illustrative Capital Structure and Ownerships Breakdown

	Pro Forma Shares	Ownership
Total SPAC Sponsor Promote Shares[4]	7.3	6.7%
Public Shareholders	31.6	28.9%
Seller Roll-over[2]	58.4	53.3%
PIPE	12.2	11.1%
Pro Forma Total Shares Outstanding	**109.5**	**100.0%**
Total Equity Value @ $10.00 / share		$1,095
Less: Net Cash		(214)
Pro Forma TEV		**$882**

Pro Forma Ownership[3]


11.1%
PIPE Investor Shares
6.7%
SPAC Management
28.9%
Public Shareholders
53.3%
AdTheorent Equity Holders

Note: Figures in Millions.
(1) Assumes no redemptions by public stockholders.
(2) Cash consideration to Shareholders to be adjusted based on actual SPAC Cash in Trust, PIPE Size, cash on balance sheet at closing, pre-closing permitted cash distribution to the members of the Company, the exercise of options shown on an as converted treasury method basis, debt payoff amount, total Company indebtedness, and transaction fees and expenses.
(2) (Cont'd) SPAC shares to the Company will be adjusted accordingly, as to maintain the valuation.
(3) Assumes $10.00 price / share and no redemptions by public stockholders.
(4) Shares account for restructuring of ~7.6% of sponsor promote to be released upon exceeding $12.00 and $15.00 VWAP thresholds.

Confidential | Page 34

Page 35 Confidential | Page 35 28.0% 35.8% 30.9% 20.0% 25.5% 25.1% 27.7% 20.7% AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Magnite Inc Pubmatic Inc Trade Desk Inc Viant Technology Inc 34.4% 36.2% 34.3% 17.0% 39.8% 40.2% 27.1% AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Magnite Inc Pubmatic Inc Trade Desk Inc Viant Technology Inc 94.7% 27.9% 0.8% 31.9% 7.8% 32.2% 30.3% 38.1% 25.0% AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Magnite Inc Pubmatic Inc Trade Desk Inc Viant Technology Inc 29.9% (5.8%) 31.7% 4.5% 30.1% 32.3% 38.8% 24.7% AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Magnite Inc Pubmatic Inc Trade Desk Inc Viant Technology Inc Compelling Financial Profile – “Rule of 50+” NET REVENUE GROWTH Median: 35.3% 7 2021P Median: 25.5% 2022P Adj. EBITDA MARGIN Median: 30.1% Median: 30.3% 2021P 2022P Sources: CapIQ and Factset. Note: Market data as of September 14, 2021 and projected financials per management as of May 2021. (1) Metric is Gross Billing Less TAC and is calculated as revenue less platform operations plus other platform operations . (2) Metrics pro forma for Cardytics’ acquisition of Bridg . (3) Metrics pro forma for Magnite’s acquisition of SpotX . 1,5 4 1,6 (3) (4) Calculated on a Gross Billing less TAC basis. (5) Growth based on updated guidance per management as of August 2021. (6) Revenue growth calculated using 2021P Gross Billing less TAC of $102.4 million. (7) Median excludes Magnite . 4 2 3 2 3 2 3 2

Page 36 Confidential | Page 36 24.1x NM 37.2x 67.8x 27.1x 18.8x 61.3x 25.8x AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Pubmatic Inc Magnite Inc Trade Desk Inc Viant Technology Inc Attractive Valuation Based on Public Market Comparables TEV / Revenue 2022P TEV / Adj. EBITDA Median: 32.1x 2022P Sources: CapIQ and Factset. Note: Market data as of September 14, 2021 and projected financials per management as of May 2021 . N egatives multiples or those >85.0x reflected as ‘NM.’ (1) Calculated on a Gross Billing less TAC basis. Metric is calculated as revenue less platform operations plus other platform operations . 6.7x 8.9x 11.8x 5.3x 8.7x 5.7x 23.3x 3.9x AdTheorent Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Magnite Inc Pubmatic Inc Trade Desk Inc Viant Technology Inc 1 3 2 Transaction Priced at 23% Discount to Peer Revenue Multiples (2) Metrics pro forma for Cardlytics’ acquisition of Bridg . (3) Metrics pro forma for Magnite’s acquisition of SpotX . Median: 8.7x 3 2

Page 37 Confidential | Page 37 Appendix

Page 38 Confidential | Page 38 ($ in Thousands) Annual P&L 2017A 2018A 2019A 2020A 2021P 2022P 2023P EBITDA $7,453 $15,151 $21,026 $20,894 $17,429 $28,566 $43,907 Adjustments Equity based compensation 208 490 776 657 4,488 8,000 8,000 Transaction costs 366 301 3,200 1,413 2,735 – – Non-Operational Income and Expenses 1,023 1,027 900 872 1,231 – – Lease termination fee – – – – 4,243 – – Non-core operations 3,934 2,990 1,208 1,047 – – – Terminated Executive 1,248 (6) – – – – – Double Rent Expense 153 306 – – – – – Claritas royalty payments – – – – 522 – – Total Adjustments 6,932 5,108 6,084 3,990 13,219 8,000 8,000 Adjusted EBITDA $14,385 $20,258 $27,110 $24,883 $30,648 $36,566 $51,907 Adjusted EBITDA Reconciliation Sources: 2017 and 2018 unaudited financials; 2019 and 2020 audited financials per S - 4 filed August 2021and p rojected financials per m anagement as of May 2021. (1) Excludes audit adjustment recorded for a terminated executive. (2) Includes estimated transaction costs and a lease termination fee. 1 2

Grew Revenue in 2020 Despite Unprecedented Challenges to the Advertising Industry Showing 30% Growth in COVID-Resilient Verticals



GROSS BILLING LESS TAC BY QUARTER[1]
Q1
Q2
Q3
Q4
$77.5M
$78.9M
YoY Growth
$24.4M
+2%
$30.9M
+27%
$19.3M
(2%)
$18.8M
$18.8M
(27%)
$13.7M
$15.0M
$15.5M
+3%
2019
2020

AdTheorent Experienced Strong Recovery and a Return to Growth in H2 2020



COVID-RESILIENT
Banking, Financial Services, Insurance (BFSI)
Government, Education, & Non-Profit
Healthcare/Pharma
$84.1M
YoY Growth
$57.7M
+56%
+46%
+54%
+36%
LTM Q2 '20
LTM Q2 '21

AdTheorent's strong financial performance during crisis is the result of several strategic advantages:

- Campaigns deliver measurable ROI, giving AdTheorent priority when advertiser budgets pressured
- Long-standing multi-year agency and brand clients
- Vertical depth and variety of offerings permit AdTheorent to emphasize different solutions/verticals
- Platform ML-based bidding optimizers allowed AdTheorent to drive maximum efficiency during period of low advertiser demand

Confidential | Page 39

Note: Revenue by Vertical excludes discounted revenue and has immaterial variance to the P&L.
(1) Metric excludes media inventory and other costs related to Ad Serving, Ad Verification, Data providers, and Research from gross billing.

Page 40 Confidential | Page 40 H.I.G. Growth Overview H.I.G. Growth’s Commitment to AdTheorent’s Growth • H.I.G. is a leading global private investment firm with over $40 billion under management 1 • Fifteen offices in North America, Europe, and Latin America • ~800 total employees including ~450 investment professionals • Consistently the most active firm in the middle market since inception in 1993; Currently manage a portfolio of over 100 companies • H.I.G. Growth Partners is a leading growth stage technology - focused investment group within the H.I.G. Platform. • Currently investing out of H.I.G Growth Partners III, a $970M fund H.I.G. Overview H.I.G. Capital (“H.I.G.”) is the largest private investment firm focused exclusively on the middle market. H.I.G. Growth Part ner s (“H.I.G. Growth”), the technology focused growth equity strategy within H.I.G., invests in leading growth - stage software, digita l and internet companies and closed on its investment in AdTheorent in December 2016 • Since H.I.G. Growth’s majority investment in AdTheorent in December 2016, it has been a value - added partner to the Company. • H.I.G. Growth has extensive successful investment experience in growth - oriented technology business including over 25+ investments in leading software, digital and internet businesses • In 2010, H.I.G. Growth was the first institutional investor in SpotX, a leading video/CTV SSP that was sold to RTL in 2014 (full H.I.G. exit in 2017) and subsequently sold to Magnite in February of 2021 for $1.2B. • Post close, H.I.G. Growth will continue to hold a substantial equity stake in AdTheorent and will continue to play an active role supporting the business Select Software, Digital & Internet Investments H.I.G. AUM Growth Since Inception 2015 – 2019 Sold to Platinum Equity 2010 – 2017 Sold to RTL 2012 – 2016 Sold to Thoma Bravo 2009 - 2012 Sold to Rockbridge Growth Equity 2009 – 2019 Sold to Generation Investment Management 2000 – 2015 Sold to CISCO (2019) (2020) (2021) $ - $1 $1 $2 $3 $8 $9 $11 $18 $21 $30 $40 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 Committed Capital ($ in Billions) (1) Based on total capital commitments managed by H.I.G. Capital and affiliates.

Page 41 Confidential | Page 41 100% 203% 3302% 5281% 2017 2018 2019 2020 Client Case Study – Fortune 500 Insurance Brand Situation and Solution • Situation: Client sought to drive new prospects to complete an online insurance quote at an efficient rate, looking to capitalize on the increase in video consumption during the COVID - 19 Pandemic • Solution: AdTheorent ran pre - roll video across all devices to increase awareness among new prospects with a final goal of driving these users to complete a quote submission online. AdTheorent developed custom machine learning models that predictively scored every impression opportunity in real - time for the likelihood of driving the intended action Key Highlights • AdTheorent drove online quote submissions utilizing cross - device video advertising Brand Revenue Spend Over Time $7.67 Cost per Incremental Action, 13X more efficient than client benchmarks 60% Video Completion Rate Visibility into $14M + of Revenue for 2021 $1.80 Cost per Action $7.67 iCPA $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 CPA Cummulative iCPA $100 iCPA Client Performance Target Note: For illustrative purposes only, may not represent a typical case. CPA Cumulative iCPA

Long-Tenured Leadership Team



Jim Lawson,
CEO & Board Member
(9 years at A\T)



Bill Todd,
Chief Revenue Officer
(2 years at A\T)



Andrew Anderson,
Chief Technology Officer
(9 years at A\T)



Chuck Jordan,
Chief Financial Officer
(6 years at A\T)



Indir Avdagic,
Chief Information Security Officer
(2 years at A\T)



Calynn Krieger,
SVP, Strategy
(6 years at A\T)



Jason Han,
SVP, Media Operations
(8 years at A\T)



Rick Dalton,
SVP, Yield & Data Strategy
(6 years at A\T)



Kurt Roocke,
SVP, Client Success
(9 years at A\T)

Confidential | Page 42

Page 43 Confidential | Page 43 RISK FACTORS • Risks Related to AdTheorent’s Business, including: • AdTheorent’s success and revenue growth is dependent on its marketing efforts, ability to maintain its brand, adding new cust ome rs, launch and marketing of new products and services, effectively educating and training its existing customers and increasing usage of its platform and services by its customers. • If AdTheorent fails to innovate and make the right investment decisions in its offerings and platform, it may not attract and re tain customers and its revenue and results of operations may decline. • AdTheorent relies on key customers and a loss of such customers could harm its business, operating results and financial cond iti on. • AdTheorent is subject to payment - related risks and if its customers do not pay, or dispute their invoices, its business, operati ng results and financial condition may be adversely affected • AdTheorent’s revenue could decline and its growth could be impeded if its access to advertising inventory is diminished or fa ils to grow. • AdTheorent allows its customers and suppliers to utilize application programming interfaces, or APIs, with its platform, whic h c ould result in outages or security breaches and negatively • impact its business, operating results and financial condition. • If AdTheorent’s access to data or non - proprietary technology is diminished, including through third - party hosting and transmissi on services, the effectiveness of its platform and services would be decreased, which could harm its operating results and financial condition. • AdTheorent’s failure to meet content and inventory standards and provide services that its customers and inventory suppliers tru st could harm its brand and reputation and negatively impact its business, operating results and financial condition. • Risks Related to Data Privacy, including: • Changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing ma y limit AdTheorent’s ability to collect, use and process data. • AdTheorent’s business or ability to operate its platform could be impacted by changes in the technology industry by establish ed technology companies or government regulation. • Risks Related to AdTheorent’s Intellectual Property and Technology, including: • AdTheorent’s internal information technology systems may fail or suffer security breaches, loss or leakage of data, and other di sruptions. • Risks Related to Government Regulation, including: • AdTheorent’s business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply w ith such laws and regulations could harm its business, financial condition, and results of operations. • General Risk Factors Relating to the Business of AdTheorent • The market in which AdTheorent participates is intensely competitive and fragmented. • Failure to manage AdTheorent’s growth effectively could cause its business to suffer and have an adverse effect on its busine ss, operating results and financial condition. • Seasonal fluctuations in advertising activity could have a material impact on AdTheorent’s revenue, cash flow and operating r esu lts. • Future acquisitions, strategic investments or alliances could disrupt AdTheorent’s business and harm its business, operating res ults and financial condition. • AdTheorent may utilize a significant amount of indebtedness in the operation of its business, and its cash flows and operatin g r esults could be adversely affected by required payments of any debt or related interest and other risks of any debt financing.

Page 44 Confidential | Page 44 RISK FACTORS (Cont’d.) • Risks Related to the Ownership of AdTheorent Common Stock, including: • The market price of AdTheorent common stock may be volatile or may decline, and you may not be able to resell your shares at or above the price you paid for such shares. • Insiders will continue to have substantial control over our company after the Business Combination, which could limit your ab ili ty to influence the outcome of key decisions, including a change of control. • Risks Related to MCAP and the Business Combination, including: • There can be no assurance that the Post - Combination Company’s common stock will be approved for listing on Nasdaq or any other e xchange or that the Post - Combination Company will be able to comply with the continued listing standards of Nasdaq or any other exchange. • Subsequent to the consummation of the Business Combination, the Post - Combination Company may be required to take write - downs or write - offs, or the Post - Combination Company may be subject to restructuring, impairment or other charges. • If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of MCA P’s securities or, following the Closing, the Post - Combination Company’s securities, may decline. • The Post - Combination Company will qualify as an “emerging growth company” as well as a “smaller reporting company” within the me aning of the Securities Act. • The unaudited pro forma financial information included herein may not be indicative of what the Post - Combination Company’s actua l financial position or results of operations would have been. • MCAP may not be able to consummate an initial business combination within the required time period, in which case it would ce ase all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate. • MCAP stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less inf lue nce over management. • MCAP does not have a specified maximum redemption threshold.